Exhibit 32.1

SECTION 1350 CERTIFICATIONS

I, Barney A. Richmond, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of American Environmental, Inc. on Form 10-Q for the period ended February 28, 2009, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of American Environmental, Inc.

Date: August 31, 2012	/S/ BARNEY A. RICHMOND
Barney A. Richmond
Chief Executive Officer
(Principal Executive Officer)

I, Richard C. Turner, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of American Environmental, Inc. on Form 10-Q for the period ended February 28, 2009, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of American Environmental, Inc.

Date: August 31, 2012	/S/ RICHARD C. TURNER
Richard C. Turner
Chief Financial Officer
(Principal Financial Officer)